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                                                                     Exhibit (d)

SPECIMEN CERTIFICATE ONLY

CERTIFICATE                                                            NUMBER OF
   NUMBER                                                                SHARES

-----------                                                            ---------

          EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND
         Organized Under the Laws of The Commonwealth of Massachusetts
                                  Common Shares
                            $.01 Par Value Per Share

                                                     Cusip No. _________________

     This certifies that __________________________________________ is the owner of __________________________________________ fully paid and non-assessable shares of Common Shares, $.01 par value per share, of Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this _______________________ day of _______________________ A.D. 2005.

Investors Bank & Trust Company          EATON VANCE TAX-MANAGED GLOBAL
As Transfer Agent and Registrar         BUY-WRITE OPPORTUNITIES FUND


By:                                     By:
    ---------------------------------       ------------------------------------
    Authorized Signature                    President

                                        Attest:
                                                --------------------------------
                                                Secretary

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     FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated ______________________________, ________________

In presence of

-------------------------------------   ----------------------------------------

          Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

          The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.